Exhibit 10.11

COMMERCIAL LEASE

15 LAKE BELLEVUE OFFICE BUILDING

THIS LEASE, dated as of the 20TH day of March, 2002, is between 15 LAKE BELLEVUE LLC, a Washington limited liability company (“Lessor”) and HouseValues.com, Inc., a Washington corporation (“Lessee”).

1. Premises. Lessor hereby leases to Lessee, upon the terms and conditions herein set forth, a portion of the real property situated in the City of Bellevue, King County, Washington, legally described on Exhibit A attached hereto (herein called the “Building”). The portion of the Building leased to Lessee shall be as located and outlined on the sketches attached hereto as Exhibits B-l through B-5, consisting of 4, 604 rentable square feet on the first floor (“New First Floor Space”), 17,731 rentable square feet on the second floor (which second floor space consists of 12,193 rentable square feet currently occupied by Lessee (“Current Second Floor Space”) and 5,538 rentable square feet of additional space to be occupied by Lessee once it is completed by Lessor (“New Second Floor Space”)), and a one year “Space Pocket” on the first floor of 7,505 rentable square feet, for a total of 29,840 rentable square feet (herein called the “Premises”). The term “Building” includes land, building, and improvements. All calculations of area shall be made by Lessor’s architect. Provisions of this Lease referring to “Rentable Square Footage” or “RSF” shall refer to the rentable square footage of the Premises. Rentable square feet for purposes of this Lease shall be calculated using a single-tenant load factor of 10% for the second floor (as long as Lessee leases the entire second floor of the Building), a multi-tenant load factor of 22.1% for the second floor (if Lessee at any time leases less than the entire second floor of the Building), and a multi-tenant load factor of 22.1% for the first floor of the Building, and a single-tenant load factor of approximately 13.5% for the first floor (if Lessee at any time leases the entire first floor of the Building) and the rentable square feet on the entire first floor shall be 17,469.

2. Common Areas. Lessee shall have nonexclusive use of all areas of the Building designated by Lessor as common areas for the use generally of tenants of the Building.

3. Use of Premises. The Premises shall be used for general office use including conference and computer facilities, employee cafeteria and dining area (including related kitchen facilities), and any other legally permitted use consistent with the character of a similar type building and for no other purpose without the prior consent of Lessor. Lessee has determined to its satisfaction that the Premises can be used for these purposes. Lessee shall not allow undue noise or vibration. Lessee shall not allow use of the Premises in a manner which would increase insurance premiums, in a manner which would interfere with any other tenant in the Building, or for any illegal purpose. Lessee shall comply with all governmental rules, orders, regulations, or requirements relating to its use and occupancy of the Premises. Lessee shall not cause or allow the presence, use, storage or disposal of any hazardous or toxic waste or materials on the Premises or the Building at any time. This prohibition shall not apply to any hazardous materials contained in products typically used in office and cleaning products, and Lessee shall use and dispose of all such products in accordance with their labeling instructions and applicable laws. Hazardous and/or toxic waste or materials shall include any substance, waste, or material which is designated as a Hazardous Substance under the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601 et seq.), the Model Toxics Control Act (revised Code of Washington Section 70.105D), or under any other applicable law. Lessee agrees to indemnify and hold Lessor harmless from and against any liabilities, obligations, damages, costs, and expenses (including attorneys’ fees incurred prior to trial, at trial and upon appeal) incurred as a result of any hazardous or toxic waste or material having been released, used, stored, or disposed of by Lessee, its employees, agents, invitees or licensees on the Premises or the Building. Lessor agrees to indemnify and hold Lessee harmless from and against any liabilities, obligations, damages, costs, and expenses (including attorneys’ fees incurred prior to trial, at trial and upon appeal) incurred as a result of any hazardous or toxic waste or material having been present, used, stored or disposed of on the Premises or the Building, unless such hazardous or toxic waste or material was released, used, stored or disposed of by Lessee, its employees, agents, invitees or licensees on the Premises or the Building. This indemnity shall survive termination of this Lease.

4. Term; Extension. This Lease shall be for a term of sixty (60) months, commencing April 1, 2002 “Commencement Date”. Provided that Lessee is not then in default of any provisions of this Lease beyond applicable notice and cure periods, Lessee shall have the right to extend this Lease for one (1) additional five-year period “Extended Term”. Lessee shall give to Lessor written notice of Lessee’s election to so extend this Lease, and such written notice shall be delivered to Lessor on or before July 1, 2006. Once notice is delivered to Lessor, it shall be irrevocable and this Lease shall be deemed extended until March 31, 2012. All terms and conditions of this Lease shall apply to the Extended Term, except that the Basic Rental during the Extended Term shall be at ninety-five percent (95%) of Market Rate. As used in this Lease, “Market Rate” means the rental, then being obtained by non-renewing arm’s length tenants that are comparable to Lessee in terms of quality, size and financial capability, paid on a per rentable square foot basis under a comparable lease for comparable space in a building of comparable quality with comparable access, visibility, and convenience of location, and located in the Bellevue area. Lessor and Lessee shall have one (1) month after Lessor receives the extension notice from Lessee in which to agree on the Market Rate for the Basic Rental. If the parties are unable to agree on Market Rate within that period, then Market Rate shall be determined by binding arbitration conducted in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association then in effect, except that there shall be only one arbitrator. The arbitrator shall be a commercial real estate broker or professional with at least five (5) years experience in the Bellevue office market who has not worked for either party within the immediately preceding two (2) years. If the parties cannot agree on the identity of the arbitrator then each party shall select a broker or professional who meets the foregoing criteria and two brokers or professionals so-selected shall jointly select the arbitrator. The costs and expenses of the arbitration shall be divided equally between Lessor and Lessee. The parties agree to complete the arbitration within two months after Lessor receives the extension notice from Lessee, and the arbitrator shall be instructed to complete the arbitration within such two (2) month period, time being of the essence.

5. Rental. Lessee agrees to pay Lessor, at Lessor’s address set forth in Section 27 hereof or at such other place as Lessor may designate in writing, monthly rent “Basic Rental” in accordance with the following schedule:

Year	Basic Rental
1	$23.00/RSF per year
2	$23.50/RSF per year
3	$24.00/RSF per year
4	$24.50/RSF per year
5	$25.00/RSF per year

Monthly rental shall be paid by Lessee in advance on the first day of each and every month during the term hereof. The obligation of Lessee to pay Basic Rental and Additional Rental is absolute and unconditional, and shall not at any time be subject to offset, discount, or reduction of any kind whatsoever. The term “Rental” as used herein shall mean collectively “Basic Rental” and “Additional Rental.” See also Section 40(d).

6. Additional Rental. Commencing January 1, 2003, Lessee shall pay to Lessor as “Additional Rental” (in addition to Basic Rental provided in Section 5 above) Lessee’s Percentage Share of Operating Expenses applicable to the Building, to the extent that such Operating Expenses for each Lease Year, after the 2002 Lease

Year, increase over the Operating Expenses for the 2002 Lease Year. Lessee’s “Percentage Share” of increases in Operating Expenses shall be calculated based upon the total rentable square feet of the Premises for which Rental has commenced under this Lease (as it may change from time to time), divided by 35,200, which is the total rentable square feet of the Building.

The term “Operating Expenses” means all costs of ownership, management, operation, and maintenance of the Building and common areas, including, without limitation, the following: wages, salaries, fringe benefits, and other direct and indirect costs of employees; janitorial, cleaning, landscaping, guard, security and other services; gas, electricity, water, sewer, waste disposal, and other utilities; heating, ventilation and air-conditioning; window-washing; materials and supplies; painting, repairs, and other maintenance; parking lot resurfacing and restriping, as well as cleaning, sweeping, and ice and snow removal; maintenance, repair, replacement, and service of equipment, including without limitation the HVAC system, alarm systems, elevator equipment, and other equipment; costs of independent contractors; management fees and expenses; audit expenses; insurance and insurance deductibles of any kind (insurance deductibles shall not be an Operating Expense to the extent that they exceed what would be the maximum commercially reasonable deductible for a Building of this type); taxes, assessments, and other governmental and utility charges of any kind; the cost of any repair, renovation, alteration, and improvement required to be made by Lessor under any governmental law, rule or regulation first enacted after the Commencement Date; supplying directional signs, other markers, and car stops; a market-rate allowance to Lessor for Lessor’s supervision of maintenance and operation of common areas; and any other expense or charge which in accordance with generally accepted accounting and management principles would be considered a cost of ownership, management, operation, and maintenance of the Building. The determination of Operating Expenses and their allocation to the tenants shall be made by Lessor in a reasonable and nondiscriminatory manner consistent with generally accepted accounting and management principles. See also Section 40(f).

Prior to commencement of each Lease Year (starting with the 2003 Lease Year), or as soon thereafter as practicable, Lessor shall give Lessee notice of its estimate of the amounts payable under this section for the ensuing Lease Year. On the first day of each month during the ensuing Lease Year, Lessee shall pay to Lessor l/12th of such estimated amounts, provided, that if such notice is not given prior to the commencement of such ensuing Lease Year, Lessee shall continue to pay on the basis of the prior Lease Year’s estimate until the month after such notice is given. If at any time or times it appears to Lessor that the amounts payable under this section for the current Lease Year will vary from its estimate, Lessor may, by notice to Lessee, revise its estimate for such Lease Year, and subsequent payments by Lessee for such Lease Year shall be based upon such revised estimate.

Within ninety (90) days after the close of each Lease Year or as soon after such 90-day period as practicable (but no later than July 1), Lessor shall deliver to Lessee a statement of amounts payable under this section for such Lease Year. If such statement shows an amount owing by Lessee that is less than the estimated payments for such Lease Year previously made by Lessee, it shall be accompanied by a refund of the excess within thirty (30) days after delivery of such statement. If such statement shows an amount owing by Lessee that is more than the estimated payments for such Lease Year previously made by Lessee, Lessee shall pay the deficiency to Lessor within thirty (30) days after delivery of the statement. Lessee shall be entitled at its expense to review at Lessor’s offices the records on which the statement of amounts payable is based. If no such statement is provided by July 1 of any Lease Year, then Lessor shall have waived the right to recover any deficiency for the prior Lease Year.

Lessee may inspect Lessor’s books and records related to the amount of Additional Rental charged to Lessee, subject to the following: (a) Such review may be performed only at Lessor’s offices during normal business hours; and (b) Lessee may conduct the review only once each year during the 120 day period starting on the date that Lessor provides a final allocation for a year pursuant to the prior paragraph (this review by Lessee may cover the prior one year only, and if the review is not requested in writing and completed by Lessee by the end of the 120 day period, no review or audit or challenge of the Additional Rental for the most recent prior year, or any other prior years, may be made); and (c) Lessee shall pay all of Lessee’s and Lessor’s out-of-pocket costs of the inspection; provided, however, that Lessee shall not be required to pay any of Lessor’s costs if such review discovers that Lessor overcharged Lessee by more than $6,000 and if such review discovers that Lessor overcharged Lessee by more than $10,000, Lessor shall pay the reasonable out-of-pocket costs incurred by Lessee in connection with such review or audit.

In determining the amount of Operating Expenses, for the purpose of this Section 6: (a) if less than one hundred percent (100%) of the Building shall have been occupied by tenants and fully used by them at any time, Operating Expenses shall be increased to an amount equal to the like operating expenses which would normally be expected to be incurred had such occupancy been one hundred percent (100%) and had such full utilization by tenants been made during the entire period; and (b) if the Lessor is not furnishing any particular work or service (the cost of which if performed by the Lessor would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by the Lessor, Operating Expenses shall be deemed for the purposes of this Section 6 to be increased by an amount equal to the additional Operating Expense which would reasonably have been incurred during such period by the Lessor if it had at its own expense furnished such work or service to such tenant. This paragraph is not intended to allow Lessor to recover Operating Expenses in excess of the actual Operating Expenses incurred.

Lessee shall pay as rent monthly, in addition to the Basic Rental and Additional Rental during the term of this Lease such “Special Building Operating Expenses” as are required and incurred as a result of Lessee’s occupancy and use of the Premises, or any part thereof, and which are in addition to normal business office expenses, which Special Building Operating Expenses shall mean actual out-of-pocket costs incurred by Lessor for (a) utility or HVAC usage outside normal business hours or for equipment that Lessor designates as heavy usage equipment at the time Lessor approves their installation in the Premises and (b) increase in insurance premiums attributable to the Lessee’s business and/or use or occupancy of the Premises.

“Lease Year” shall mean calendar year. If this Lease commences or terminates on a day other than the first or last day of a calendar year, the amount of additional rental payable by Lessee applicable to the Lease Year in which such commencement or termination occurs shall be prorated on the basis of a 365-day year.

7. Intentionally Omitted.

8. Intentionally Omitted.

9. Quiet Enjoyment. Lessor covenants and agrees that so long as Lessee remains in full compliance with all of Lessee’s obligations under this Lease, Lessee shall lawfully and quietly hold, occupy, and enjoy the Premises during the term of this Lease, subject to the other terms and provisions of this Lease and subject to all mortgages and other underlying matters of record to which this Lease is or may become subject and subordinate. Lessor represents and warrants to Lessee that Lessor is the sole owner in fee simple of the Building.

10. Construction; Acceptance of Premises.

(a) Lessor agrees that it will, at its cost, pursue to completion the Premises to the extent specified in Exhibit C as “Lessor’s Work.” All of Lessor’s Work shall be performed promptly and diligently, in a good and workmanlike manner and in such a manner to cause as little disruption as possible to Lessee’s continued business operations in the Current Second Floor Space.

(b) Lessor agrees that it will, at Lessor’s cost, complete the interior tenant improvements for the Current Second Floor Space, the New Second Floor Space, the New First Floor Space and the Space Pocket in accordance with Exhibit C consisting of the space plan and construction drawings prepared by JPC Architects dated January 17, 2002, submitted for permit on March 8, 2002, and revised on March 11, 2002, and March 13, 2002, (“JPC Drawings”). Included in Lessor’s Work is space planning, all drawings, permitting costs, Lessor management fees, Lessor administrative fees, and any other fees associated with completing the Lessor’s Work described on the JPC Drawings. Lessor shall use its best efforts to cause the Lessor’s Work in the Current Second Floor Space, the New Second Floor Space and the New First Floor Space to be substantially completed and Ready for Occupancy (as defined in Section 40(a)) as follows: The New First Floor Space shall be substantially completed (except for the demolition of the door opening from the Lobby to the Corridor which will be completed within fifteen business days of issuance of a building permit from the City of Bellevue) and Ready for Occupancy on or before April 1, 2002. The Current Second Floor Space, except for the Large Training Room and Office #2094, shall be substantially completed and Ready for Occupancy within fifteen (15) business days from the date of issuance of a building permit from the City of Bellevue (projected to be April 10, 2002, making May 1, 2002 the anticipated substantially completed and Ready for Occupancy date). The New Second Floor Space shall be substantially completed and Ready for Occupancy within fifteen (15) business days from the date of issuance of a building permit from the City of Bellevue (projected to be April 10, 2002, making May 1, 2002 the anticipated substantially completed and Ready for Occupancy date). The Large Training Room and Office #2094 shall be substantially completed and Ready for Occupancy within thirty (30) days from the date Lessee notifies Lessor that Lessee is ready for Lessor to begin that work, such notification date being no sooner than May 1, 2002 and no later than June 15, 2002. If Lessor does not timely complete Lessor’s Work in the Current Second Floor Space, except for the Large Training Room and Office #2094, and the New Second Floor Space within thirty (30) business days from the date of issuance of a building permit from the City of Bellevue, but in any event no later than June 15, 2002, then Lessee shall be entitled to one day of free Rental with respect to the Current Second Floor Space for every day of delay in completion beyond such date. If Lessor does not so complete Lessor’s Work in the New First Floor Space by April 15, 2002, then Lessee shall be entitled to one day of free Rental with respect to the Current Second Floor Space for every day of delay in completion beyond such date. If Lessor does not so complete Lessor’s Work on the Large Training Room and Office #2094 within forty-five (45) days from the date of notification by Lessee to Lessor to begin such work, then Lessee shall be entitled to one day of free Rental with respect to all space then occupied by Lessee at the end of such 45 day period for every day of delay in completion beyond such date. Notwithstanding the foregoing, there shall be no free Rental for days of delay caused solely by the actions or inactions of Lessee.

(c) Lessor’s Work for the New Second Floor Space and the Space Pocket shall be done concurrently with Lessor’s Work in the remainder of the Premises, and the target date for completion and commencement of Rental on the New Second Floor Space and the Space Pocket is further described in Sections 40(a) and (b).

(d) Lessor shall within 30 days after receipt of notice thereof correct any punchlist items or construction defects noted by Lessee within the 30 days after Lessor substantially completes Lessor’s Work, and any latent defects or deficiencies discovered by Lessee within the first 60 days of business in the Premises (or portions thereof not previously occupied by Lessee) after the Commencement Date. Subject to the foregoing items and Sections 10(a) and (b) above, the taking of possession of the Premises by Lessee shall constitute acknowledgment by Lessee that the Lessor’s Work has been fully performed as agreed, that the Premises were then in good and tenantable condition and as represented by Lessor, and that Lessor has fully complied with all of Lessor’s obligations regarding the condition of the Premises. Lessor shall obtain from the Building contractor and tenant improvement contractor a one-year warranty against construction defects with respect to Lessor’s Work, and Lessor shall enforce such warranty and cause the applicable contractor to correct all warrantied defects.

See also Sections 40(a) and (b).

11. Utilities and Other Services by Lessor. Lessor agrees that there will be available at the Premises the following utilities and services:

(a) Electricity suitable for standard tenant lighting and business machinery, including word processors, personal computers, copying and printing machines and telecommunications equipment.

(b) Water for kitchen, drinking, restroom and office cleaning purposes.

(c) Heating, air conditioning, and ventilation required in Lessor’s reasonable judgment for normal business operations during ordinary business hours (7:00 a.m. to 6:00 p.m.) daily, including Saturdays from 8:00 a.m. until 12:00 noon, exclusive of Sundays and holidays. The HVAC system was designed to comply with the Washington State Energy Code and shall be programmed to attempt to maintain the Premises at a temperature between 68° and 72° throughout the year. See also Sections 40(g) and (1).

(d) Janitorial services on a five-day per week schedule. The contract with the provider of the janitorial services shall contain the provider’s agreement that the janitorial services shall be in accordance with the cleaning specifications attached as Exhibit D. If Lessee is dissatisfied with janitorial services, Lessee may cancel

Lessor’s obligation to provide janitorial services to the Premises, upon at least thirty (30) days’ prior written notice to Lessor (effective on the first day of a calendar month). Lessee may thereafter contract directly with a janitorial company of Lessee’s choice for the provision of janitorial services to the Premises, at Lessee’s sole expense. During such time that Lessor is not obligated to provide janitorial services to the Premises, Lessee shall receive a credit against the Rental due in an amount equal to the prorata amount that Lessor would have paid for the janitorial services for the Premises.

(e) Wiring (but not services) for telephone and T-l data cable to the communications closet.

Lessor does not warrant the adequacy of utilities for Lessee’s needs or that any of the utilities and services will be free from interruption. Interruption of utilities or services shall not be deemed an eviction or excuse performance of any of Lessee’s obligations under this Lease or, unless such interruption is due to Landlord’s negligence or willful misconduct, render Lessor liable for damages

12. Maintenance by Lessor. Lessor shall maintain in good condition (normal wear and tear excepted) the structural and exterior components of the Building, the common areas and parking areas, and the Building electrical, plumbing and heating, ventilation and air conditioning systems in a manner comparable to other first class office buildings in downtown Bellevue (subject to such items constituting Operating Expenses pursuant to Section 6). Lessor shall repair and replace, when necessary, light fixtures in the common areas only (including replacement of light bulbs and fluorescent tubes) and shall maintain in good condition and repair the plumbing and the electrical system. However, Lessor shall not be obligated to repair or replace any fixtures or equipment installed by Lessee and Lessor shall not be obligated to make any repair or replacement occasioned by any act or omission of Lessee, its employees, agents, invitees, or licensees. Lessor agrees that the showered restrooms on the first floor shall remain common area throughout the term of this Lease.

13. Alterations, Repairs, and Maintenance by Lessee. Subsequent to the initial occupancy of the Premises by Lessee, Lessee shall make no changes, improvements, or alterations to the Premises without the prior consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned (and if Lessor does not respond to a request for consent within five (5) business days, Lessor shall be deemed to have granted consent). All such changes, improvements, and alterations and repairs, if any, made by Lessee shall remain on the Premises and shall become the property of Lessor upon the expiration or sooner termination of this Lease, or, at Lessor’s option (if such option is exercised at the time Lessee requests Lessor’s consent to the alterations), shall be removed from the Premises by Lessee upon expiration or sooner termination of this Lease in which event all damage to the Building occasioned by the removal thereof shall be repaired by Lessee at Lessee’s sole expense. All work shall be in conformance with all applicable laws, rules and regulations, and Lessee shall be solely responsible for obtaining and complying with all applicable governmental permits. Further, Lessor may require, at Lessor’s sole option, that Lessee use specific contractors for work on building systems, provided that any premium above market rates charged by such contractors shall be paid for by Lessor. Notwithstanding the foregoing, Lessee shall not penetrate the roof without Lessor approval. Any roof penetration shall be made only by Lessor’s approved contractors. Lessee shall provide Lessor with final copies of all plans reflecting any alterations. Any structural alteration requested by Lessee shall be presented to Lessor for approval in written form, with proposed detailed plans. Lessor shall be entitled to reimbursement by Lessee of Lessor’s out-of pocket expenses incurred in reviewing any structural alteration requested by Lessee, but Lessor will not impose a fee for review or approval of alterations. If Lessor gives its consent, the consent shall be deemed conditioned upon Lessee acquiring all necessary permits to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and compliance by Lessee with all conditions of said permits in a prompt and expeditious manner.

Lessee shall keep the Premises in a neat, clean, and sanitary condition, and shall keep the Premises and all items therein installed by Lessee in good condition, except only for reasonable wear and tear, casualty and condemnation. All maintenance of the Premises shall be conducted by Lessee, except as provided in Sections 11 and 12.

14. Taxes. Subject to Section 6, Lessor shall pay, before the same become delinquent, all taxes and special assessments levied against the Building. Lessee shall pay, before the same become delinquent, all taxes assessed against Lessee’s furniture, fixtures, equipment, and other property in the Premises.

Lessee shall pay to Lessor as additional rental, within 10 days after notice of the amount thereof, any tax upon rent payable under this Lease or any tax or fee in any form payable by Lessor because of or measured by receipts or income of Lessor derived from this Lease. The preceding sentence shall not apply to general income tax or business and occupation tax of Lessor, or any other tax measured by gross or net income.

15. Signs. Lessee will not cause or permit the display of any sign, notice, or advertising matter in or about the Premises or the Building without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (this does not apply to the initial tenant improvements made pursuant to Section 10).

16. Lessor’s Access to Premises. Lessor may, on at least 24 hours’ advance notice (except in an emergency), inspect the Premises at all reasonable times during normal business hours and enter the same for the purpose of cleaning, repairing, altering, improving, or exhibiting the same, but nothing herein shall be construed as imposing any additional obligation on Lessor to perform any such work not otherwise set forth in this Lease. Lessor’s rights hereunder shall be exercised in a reasonable manner and designed to minimize disruption to Lessee’s business, and Lessor shall, if requested by Lessee, comply with any reasonable requirements of Lessee in order to insure that access to the Premises will be conducted only in the presence of an employee or other designated representative of Lessee when access is desired to the computer server room or other mission-critical operations areas.

17. Liability Insurance. Lessee shall, at Lessee’s sole expense, maintain commercial general liability and property damage insurance insuring against any and all claims for injury to or death of persons and loss of or damage to property occurring upon, in, or outside of the Premises. Such insurance shall have liability limits of not less than $2,000,000 in respect of injury or death to any one person, not less than $2,000,000 in respect of any and one occurrence or accident, and not less than $1,000,000 for property damage with a maximum deductible amount of $10,000. All such insurance shall name Lessor as an additional insureds, with severability of interests endorsement. Lessee may provide the insurance coverage required hereunder through a combination of Lessee’s general commercial liability coverage and umbrella coverage. All such insurance shall be issued by carriers reasonably acceptable to Lessor and shall contain provision whereby the carrier agrees not to cancel the insurance without fifteen (15) days’ prior written notice to Lessor. Lessor shall maintain a comparable policy of general commercial liability coverage insuring against any and all claims for injury to or death of persons and loss or damage to property occurring on the property outside the Premises, with the cost thereof being an Operating Expense.

On or before taking possession of the Premises pursuant to this Lease, Lessee shall furnish Lessor with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Lessor at least 30 days prior to the expiration date of each policy for which a certificate was theretofore furnished.

18. Lessee’s Property Insurance. Lessee shall, at Lessee’s sole expense, maintain on all of Lessee’s personal property, fixtures and leasehold improvements on the Premises, a policy of “all risk” hazard insurance in the amount of their replacement value. All proceeds of such insurance shall belong to Lessee.

19. Lessor’s Property Insurance. Subject to Section 6, Lessor shall maintain on the Building a policy of “all risk” hazard insurance in the full amount of its replacement value. All proceeds of any such insurance shall be payable to Lessor and shall be applied to the restoration of the Building to the extent provided in Section 21; any proceeds of such insurance remaining after such restoration shall belong to Lessor.

20. Assignment and Subletting. Neither this Lease nor any right hereunder may be assigned, transferred, encumbered, or sublet in whole or in part by Lessee, by operation of law or otherwise, without Lessor’s prior consent, which consent shall not be unreasonably withheld, delayed or conditioned. If Lessee is an entity of any kind, the transfer or pledge of 51% or more (aggregated over the life of this Lease) of the ownership and/or voting interests in Lessee shall be deemed an assignment within the meaning of this Section; provided, however, that the foregoing restriction on transfer or pledge shall not apply to Lessee in connection with or as a result of an initial public offering of its stock and shall not apply if and for so long as Lessee is a publicly-traded company. Notwithstanding the foregoing, Lessee shall have the right without Landlord’s consent to assign or sublease this Lease to an affiliate which is under common control with Lessee or to any person or entity succeeding to the Lessee’s business conducted at the Premises. A portion of the Premises may without Landlord’s consent be used or occupied by a party or parties in connection with the transaction of business with Lessee or an entity that controls, is controlled by, or is under common control with Lessee. No assignment or sublease shall relieve Lessee of its liabilities hereunder and no consent to any assignment or sublease shall be deemed a consent to any further assignment or sublease. If Lessee requests Lessor’s consent, Lessee shall reimburse Lessor for its reasonable legal and administrative costs incurred in connection with such request up to a maximum of One Thousand Dollars ($ 1,000.00). Lessor may assign its interest in this Lease. See also Section 40(i).

21. Damage or Destruction. If the Premises are damaged or destroyed by fire or any cause, Lessor shall restore the Premises (except for trade fixtures, and personal property which shall be restored by Lessee at Lessee’s sole expense) as nearly as practicable to their condition immediately prior to such damage or destruction. The obligations to restore provided in this paragraph shall be subject to Lessor’s termination rights provided below. Any restoration shall be promptly commenced and diligently prosecuted. Lessor shall not be liable for any consequential damages by reason of any such damage or destruction.

Notwithstanding any of the foregoing provisions of this section, in the event the Premises shall be destroyed or damaged to such an extent that Lessor deems that it is not economically feasible to restore the same, then Lessor may terminate this Lease as of the date of the damage or destruction by giving Lessee notice to that effect within sixty (60) days of such damage; provided, however, that Lessor may not terminate this Lease unless it also terminates the leases of all tenants in the Building who are affected by the damage.

In the event that more than 25% of the Premises are damaged during the Lease Term, and either party reasonably estimates that it will take more than nine months to repair and restore the Premises to their condition prior to such damage, such party shall have the right to terminate this Lease upon written notice to the other within 60 days of such damage, with such termination becoming effective as of the date thirty (30) days after the date of delivery of such notice. During the period commencing on the date of the damage and terminating on the termination date as determined by the foregoing notice, the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, except that there shall be no abatement to the extent that any such damage or destruction is caused solely by the negligence of Lessee, its employees, agents, invitees, or licensees (except to the extent such rent loss is covered by the proceeds of insurance, the cost of which was included in Operating Expenses.)

If Lessor undertakes to restore the Premises as provided above in this section, then commencing with the date of the damage or destruction and continuing through the period of restoration, the rent for the Premises shall be abated for such period in the same proportion as the untenantable portion of the Premises bears to the whole thereof, except that there shall be no abatement to the extent that any such damage or destruction is caused by negligence or intentional acts of Lessee, its employees, agents, invitees, or licensees (except to the extent such rent loss is covered by the proceeds of insurance, the cost of which was included in Operating Expenses).

22. Liens. Lessee shall have no authority to allow any liens to be filed against the Property. Lessee shall not suffer or permit any lien to be filed against the Building or any part thereof or the Lessee’s leasehold interest, by reason of work, labor, services, or materials performed or supplied to Lessee or anyone holding the Premises or any part thereof under Lessee. If any such lien is filed against the Building or Lessee’s leasehold interest, Lessee shall cause the same to be discharged of record within 30 days after the date of filing the same. Lessee may contest any lien in accordance with law.

23. Indemnity by Lessee. Lessee agrees that Lessor shall not be liable for any claims for death of or injury to persons or damages to or destruction of property sustained by Lessee or by any other person in or outside of the Premises, including without limiting the generality of the foregoing, any claims caused by or arising from the condition or maintenance of any part of the Premises, except to the extent such damage is caused by the negligence or intentional misconduct of Lessor. Lessee hereby waives all claims therefor and agrees to indemnify Lessor against any such loss, damage, or liability or any expense (including attorneys’ fees) incurred by Lessor in connection therewith. LESSEE HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO LESSOR UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51), AND/OR ANY EQUIVALENT ACTS AND LESSEE EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST LESSOR BY LESSEE’S EMPLOYEES. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND LESSEE HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED TO, CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

24. Default; Remedies; Late Charges. Time is of the essence hereof, and in the event: (a) Lessee violates, breaches or fails to keep or perform any covenant, agreement, term or condition of this Lease, and if such default or violation continues or is not remedied within five (5) business days (or, if no default in the rent or other payments due hereunder is involved, within thirty (30) days) after notice in writing thereof is given by Lessor to Lessee, specifying the matter claimed to be in default (provided, however, if the default cannot be cured during such time with reasonable efforts, Lessee shall not be in default if it initiates steps to cure the default within thirty (30) days and shall diligently prosecute those efforts thereafter to completion, but in no event longer than 90 days)); or (b) if Lessee makes an assignment for the benefit of creditors or files a voluntary petition under any bankruptcy act or under any other law for the relief of debtors or if an involuntary petition is filed against Lessee under any such law and is not dismissed within 30 days after filing; or (c) if a receiver is appointed for the property of Lessee and is not discharged or removed within 30 days; or (d) if Lessee is adjudicated a bankrupt; then Lessor may, at its option, immediately declare Lessee’s rights under this Lease terminated, and reenter the Premises using such force as may be necessary, and repossess itself thereof, as of its former estate, and remove all persons and property from the Premises. Notwithstanding any such reentry, the liability of Lessee for the full rental provided for herein shall not be extinguished for the balance of this Lease, and Lessee shall make good to Lessor any deficiency arising from a reletting of the Premises at a lesser rental, plus the actual out-of-pocket costs and expenses of renovating, altering and reletting the Premises, including attorneys’ fees or brokers’ fees incident to Lessor’s reentry or reletting. Lessee shall pay any such deficiency each month as the amount thereof is ascertained by Lessor or, at Lessor’s option, Lessor may recover in addition to any other sums, the then present value of the amount at the time of judgment by which the unpaid rental for the balance of the term after judgment exceeds the amount of rental loss which Lessee proves could be reasonably avoided, discounted at the rate of seven percent (7%). In reletting the Premises, Lessor may grant rent concessions and Lessee shall not be credited therefor. Nothing herein shall be deemed to affect the right of Lessor to recover for indemnification under any provision herein, including without limitation under Sections 3 and 23, for matters which occurred prior to the termination of this Lease, or for any other remedy at law or in equity. Lessor and Lessee shall use commercially reasonable efforts to relet the Premises in the event of a default by Lessee. Lessee acknowledges that if Lessee is in default under this Lease and at that time any other premises in the Building or other property owned by Lessor are available for lease, Lessor has the right to lease such other premises, and this shall not reduce Lessee’s obligations under this Lease through the remaining Lease term.

Lessee acknowledges that late payment by Lessee to Lessor of rent, or any other sums due under the Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or deed of trust covering the Building; therefore, in the event Lessee fails to make any payment of rent, or any other sums due to Lessor under this Lease, within five (5) business days of the date when such payment is due, Lessee shall pay to Lessor as Additional Rental a late charge equal to five percent (5%) of the amount delinquent. Waiver of said 5% late charge with respect to any payment shall not be deemed to constitute a waiver with respect to any subsequent payment. In the event Lessee fails to pay any rent or any other sum due to Lessor within five (5) business days after the date when due, the amount so delinquent shall bear interest at the rate of fourteen percent (14%) per annum (or at the maximum rate permitted by law, whichever is less) from the date due until paid.

25. Trade Fixtures. Lessee may install on the Premises such equipment as is customarily used in the type of business conducted by Lessee on the Premises. Upon the expiration or sooner termination of this Lease,

Lessee shall, at Lessee’s expense, remove from the Premises all such equipment and all other property of Lessee and repair any damage to the Premises occasioned by the removal thereof. Any property left in the Premises after the expiration or sooner termination of this Lease shall be deemed to have been abandoned by Lessee and become the property of Lessor to dispose of as Lessor deems expedient without accounting to Lessee therefor.

26. Condemnation. If all of the Premises are taken by any public authority under the power of eminent domain, this Lease shall terminate as of the date possession is taken by said public authority pursuant to such condemnation.

If any part of the Premises is so taken and, in the opinion of either Lessor or Lessee, it is not economically feasible to continue this Lease in effect, either party may terminate this Lease. If any part of the Building is so taken and, in the opinion of Lessor, it is not economically feasible to continue this Lease in effect, Lessor may terminate this Lease provided that Lessor terminates the leases of all Building tenants. If any part of the Building is so taken and Lessee is denied access to the Premises for commercially reasonable use, or part of the parking lot is taken which results in a more than ten percent (10%) decrease in total parking stalls available to the Building (but only if the parking stalls taken are not replaced by valet parking or other alternative parking methods at no cost to Lessee), Lessee may terminate this Lease. Such termination by either party shall be made by notice to the other given not later than 30 days after possession is so taken, the termination to be effective as of the later of 30 days after said notice or the date possession is so taken.

If part of the Premises or part of the Building is so taken, and neither Lessor nor Lessee elects to terminate this Lease, or until termination is effective, as the case may be, the rental shall be abated in the same proportion as the portion of the Premises so taken bears to the whole of the Premises, and Lessor shall make such repairs or alterations, if any, as are required to render the remainder of the Premises tenantable.

All damages awarded for the taking or damaging of all or any part of the Building or the Premises shall belong to and be the property of Lessor, and Lessee hereby assigns to Lessor any and all claims to such award, but nothing herein contained shall be construed as precluding Lessee from asserting any claim Lessee may have against such public authority for disruption, moving expenses and relocation of Lessee’s business on the Premises, Lessee’s trade fixtures or Lessee’s personal property.

27. Notices. All notices, demands, and requests to be given by either party to the other shall be in writing. All notices, demands, and requests by Lessor to Lessee shall be sent by personal delivery or by United States registered or certified mail, postage prepaid, (or by private overnight courier) addressed to Lessee at the Premises, Attn: CFO. All notices, demands, and requests by Lessee to the Lessor shall be sent by personal delivery or by United States registered or certified mail, postage prepaid, (or by private overnight courier) addressed to Lessor at: 15 Lake Bellevue, LLC. 7947 – 159th PI. NE, Suite 100, Redmond, WA 98052, or such other place as Lessor may from time to time designate by notice to Lessee. Notices, demands, and requests served upon Lessor or Lessee as provided in this section in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder one business day after the date such notice, demand, or request shall be so deposited with private overnight courier, or on the date of delivery if personally delivered, or three (3) business days after so mailed.

28. Performance of Covenants. If Lessee shall fail to make any payment or perform any of Lessee’s obligations under this Lease, Lessor may, after reasonable notice to Lessee and without waiving or releasing Lessee from any obligations of Lessee under this Lease, make any such payment or perform any such obligation on Lessee’s behalf in such manner and to such extent as Lessor deems desirable. All sums unpaid by Lessee, and all sums so paid by Lessor and all necessary costs and expenses in connection with the performance of any such obligation by Lessor, together with interest thereon at the rate of fourteen percent (14%) per annum (or at the maximum rate permitted by law, whichever is less) from the date of the making of such expenditure by Lessor, shall be deemed Additional Rental hereunder and shall be payable to Lessor on demand.

29. For Rent Signs; Showing Premises. Lessor may place for rent or for sale signs on the exterior of the Building and may after reasonable notice enter the Premises during normal business hours for the purpose of showing the Premises or the Building to prospective tenants, purchasers, and lenders. See also Section 40(j).

30. Waiver of Subrogation. Lessor and Lessee shall each procure, if obtainable without payment of an additional premium, an appropriate clause in, or an endorsement on, any policy of “all risk” hazard insurance required by this Lease pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and such party hereby agrees that it shall not make any claim against or seek to recover from the other for any loss or damage to its property, or the property of the other, resulting from fire or other hazards covered by such insurance, notwithstanding other provisions of this Lease; provided, however, that the release, discharge, exoneration, and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses or endorsement consenting to a waiver of right of recovery, and shall be coextensive therewith.

31. Subordination of Lessee’s Interest. This Lease is and shall be subordinate to any encumbrance now of record or any encumbrance hereafter recorded affecting the Building. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed in lieu of foreclosure. Lessee shall execute any documents reasonably required by any such holder to accomplish the purposes of this section, and failure to execute such documents within ten (10) business days after written request from Lessor shall be a default under this Lease. The subordination of this Lease to any current or future deed to secure deed or other security lien on the Premises (a “Mortgage”) is expressly conditioned upon the holder thereof agreeing by separate instrument (recorded in the same place as the Mortgage), that (a) Lessee will not be named or joined in any proceeding to enforce the Mortgage unless required by law in order to perfect the proceeding; (b) enforcement of the Mortgage shall not terminate the Lease or disturb Lessee in the possession and use of the Premises (except in the case where Lessee is in default under the Lease beyond any notice and cure period); (c) any party succeeding to the interest of Lessor as owner of the Building as a result of the enforcement of the Mortgage shall be subject to all the terms, conditions and covenants of the Lease for the balance of the term thereof, with the same force and effect as if such party were the original Lessor under this Lease; and (d) any rights of Lessee to an credit or offset against Rental specifically provided for in this Lease shall be recognized by the party succeeding to the interest of Lessor as owner of the Building as a result of the enforcement of the Mortgage; provided, however, that (i) any successor owner of the Building shall not be obligated to complete construction of the Building or the tenant improvements; (ii) any successor owner shall not be obligated for liabilities to the extent they accrue prior to the date the successor owner takes title to the Building; (iii) any successor owner shall not be obligated for defaults to the extent they are attributable to the period prior to the date the successor owner takes title to the Building; and (iv) any successor owner shall not be obligated for the return of any funds not paid to such owner.

Lessor represents that Sterling Savings Bank (“Lender”) is the only Lender holding a deed of trust or mortgage lien on the Building as of the date of this Lease. Landlord shall obtain from Lender, within thirty (30) days after the mutual execution hereof, a subordination, nondisturbance and attornment agreement in favor of Lessee on Lender’s standard form, providing substantially the same protections to Lessee as set forth above in this section. If the Lender’s agreement is not so obtained, Lessee shall have the option to terminate this Lease within thirty (30) days thereafter.

32. Surrender of Premises. Lessee, at the expiration or sooner termination of this Lease, shall quit and surrender the Premises in good, broom-clean condition, except for reasonable wear and tear, and except for damage by the elements in the event of termination pursuant to Section 21.

33. Rules and Regulations; Parking.

(a) Lessee shall use the Premises and the common areas in the Building in accordance with such reasonable, nondiscriminatory rules and regulations not inconsistent with this Lease as may from time to time be made by Lessor for the general safety, comfort, and convenience of Lessor and tenants of the Building, and shall cause Lessee’s employees, agents, invitees, and licensees to abide by such rules and regulations. Lessor shall not be responsible to Lessee for the non-performance of any rules or regulations by any other tenants, occupants, or users of the Building, but Lessor shall use its best efforts to enforce such rules uniformly.

(b) Lessee shall have the right to use, in common with other tenants or occupants of the Building, the parking facilities of the Building subject to the rules and regulations of Lessor for such parking facilities which may be established or altered by Lessor at any time or from time to time during the term hereof.

Lessor shall have the right to make changes to the common areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, and the direction of the flow of traffic, provided that Lessor shall not reduce the available parking to less than 125 stalls unless the reduced parking is replaced by valet parking or other alternative parking methods at no cost to Lessee. See also Section 40(h).

34.    Holdover. If Lessee holds over after the expiration of the term of this Lease, such tenancy shall be a month-to-month tenancy. During such tenancy Lessee agrees to pay Lessor 125% of the rate of rental as provided herein, and to be bound by all of the terms, covenants, and conditions herein specified.

35.    Memorandum of Lease. Unless approved by Lessor in writing, if Lessee causes this Lease to be placed of record, such recording shall constitute a default by Lessee under this Lease. If Lessor or Lessee so requests, Lessee and Lessor agree to execute and place of record an instrument, in recordable form, evidencing only the commencement date and expiration date of this Lease, which instrument Lessor or Lessee may record.

36.    Force Majeure. Lessor shall have no liability whatsoever to Lessee on account of the following acts of “force majeure,” which shall include (a) the inability of Lessor to fulfill, or delay in fulfilling, any of Lessor’s obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; and (e) for any other reason, whether similar or dissimilar to the above, or for Act of God, beyond Lessor’s reasonable control. If this Lease specifies a time period for performance of an obligation of Lessor, that time period shall be extended by the period of any delay in Lessor’s performance caused by any of the events of force majeure described herein.

37.    Light, Air, and View. Lessor does not guarantee the continued present status of light, air, or view over any premises adjoining or in the vicinity of the Building.

38.    Lessor’s Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Lessor are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Lessor personally or the assets of Lessor except Lessor’s interest in the Building, but are made and intended for the purpose of binding only the Lessor’s interest in the Building, as the same may from time to time be encumbered. While Lessee may bring a legal action against Lessor, judgments may be enforced only against Lessor’s interest in the Building. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Lessor or its partners or agents or their respective heirs, legal representatives, successors, and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Lessor in this Lease contained.

39.    Miscellaneous.

(a)    Nonwaiver. No failure of Lessor to insist upon the strict performance of any provision of this Lease shall be construed as depriving Lessor of the right to insist on strict performance of such provision or any other provision in the future. No waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. No acceptance of rent or of any other payment by Lessor from Lessee after any default by Lessee shall constitute a waiver of any such default or any other default. Consent by Lessor in any one instance shall not dispense with necessity of consent by Lessor in any other instance.

(b)    Attorneys’ Fees. If an action is commenced to enforce any of the provisions of this Lease, the prevailing party shall, in addition to its other remedies, be entitled to recover its reasonable attorneys’ fees incurred prior to trial, at trial, and upon appeal. If Lessor consults with an attorney as a result of a default by Lessee hereunder, Lessee agrees to pay any such attorneys’ fees incurred by Lessor, and such attorneys’ fees shall constitute additional sums due by Lessee hereunder.

(c)    Captions and Construction. The captions in this Lease are for the convenience of the reader and are not to be considered in the interpretation of its terms.

(d)    Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced as written to the fullest extent permitted by law.

(e)    Governing Law. This Lease shall be governed by the laws of the State of Washington.

(f)    Estoppel Certificates. Lessee shall, from time to time, upon written request of Lessor, execute, acknowledge and deliver to Lessor or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Lessee accepted the Premises; the amount of Basic Rental and Additional Rental and the date to which such Basic and Additional Rental has been paid; and certifying (to the extent true): That this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Lessor have been satisfied; that all required contributions by Lessor to Lessee on account of Lessor’s improvements have been received; that there are no existing claims, defenses or offsets which the Lessee has against the enforcement of this Lease by the Lessor; that no Rental has been paid more than one month in advance; and the amount of any security has been deposited with Lessor. It is intended that any such statement delivered pursuant to this section may be relied upon by a prospective purchaser or assignee of Lessor’s interest or by any lender. If Lessee shall fail to respond within ten (10) days of receipt by Lessee of a written request by Lessor as herein provided, Lessee shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted that this Lease is in full force and effect, that there are no uncured defaults in Lessor’s performance, that the security deposit is as stated in this Lease, and that not more than one month’s Rental has been paid in advance.

(g)    Transfer of Lessor’s Interest. In the event of any transfer or transfers of Lessor’s interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer and Lessee agrees to attorn to the transferee. Any such transfer shall be made expressly subject to this Lease, and the transferee must assume Lessor’s obligations hereunder.

(h)    Entire Agreement. This document contains the entire and integrated agreement of the parties and may not be modified except in writing signed and acknowledged by both parties.

(i)    Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

(j)    Remedies Cumulative. The specified remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may lawfully be entitled in case of any breach or threatened breach by Lessee of any provision of this Lease. In addition to the other remedies in this Lease provided, Lessor shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions, provisions of this lease.

(k)    Number; Gender; Permissive Versus Mandatory Usage. Where the context permits, references to the singular shall include the plural and vice versa, and to the neuter gender shall include the feminine and masculine. Use of the word “may” shall denote an option or privilege and shall impose no obligation upon the party which may exercise such option or privilege; use of the word “shall” shall denote a duty or an obligation.

(l)    Lessee’s Liability. Each Lessee shall be jointly and severally liable under this Lease.

(m)    Time. Time is of the essence of this Lease.

(n)    Binding Effect. Subject to the provisions of section 20 hereof, this Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors, and assigns.

(o)    Financial Information. Lessee shall provide to Lessor copies of Lessee’s annual financial statements (audited, if Lessee’s annual financial statements are audited) when they are completed, and monthly internally prepared financial statements, including balance sheet and monthly and year-to-date income statements, within 30 days of the end of the period to which they relate. Lessee shall at any time and from time to time, upon not less than 15 days’ prior request by Lessor, deliver directly to any prospective purchaser or mortgagee or existing mortgagee of the premises or land upon which it is situated the same financial information as Lessee provides to Lessor hereunder, provided that such party agrees to Lessee’s reasonable requirements in order to preserve the confidentiality of such financial statements.

40.    Special Provisions. The following provisions shall apply to this Lease. In the event of a conflict between the prior provisions of this Lease and the provisions set forth in this Section 40, the latter shall control.

(a)    Commencement Date. Notwithstanding the Commencement Date set forth in Section 4 of the Lease, Lessee’s obligation for the payment of Basic Rental and Additional Rental shall commence as follows:

(1)    For the Current Second Floor Space, Rental shall commence on the Commencement Date. For the New First Floor Space, Rental shall commence on the later of the date that the New First Floor Space is Ready for Occupancy or April 1, 2002. However, if the date that the New First Floor Space is Ready for Occupancy is delayed past April 1, 2002, and such delay is solely as a result of Lessee’s actions or inactions, then Rental for the New First Floor Space shall commence April 1, 2002.

(2)    For the New Second Floor Space, Rental shall commence on the later of the date that the New Second Floor Space is Ready for Occupancy (which is expected to be on or before May 1, 2002) or May 1, 2002. However, if the date that the New Second Floor Space is Ready for Occupancy is delayed past May 1, 2002, and such delay is solely as a result of Lessee’s actions or inactions, then Rental for the New Second Floor Space shall commence May 1, 2002.

(3)    Lessor or Lessee shall not make any changes to Lessor’s Work during the course of construction without the other party’s prior written approval. Lessor shall be responsible for paying any additional costs resulting from changes requested by Lessor unless Lessee’s approval is obtained in advance. Lessee shall have the right to make changes to the Lessor’s Work, and will be responsible for the cost of such changes, provided that any delay in the date the Premises are Ready for Occupancy as a result thereof shall not delay the commencement of Rentals and shall not extend rental abatement periods against the Lessor.

(4)    For the Space Pocket, notwithstanding that it is to be completed at the same time as the New Second Floor Space, Rental shall commence as provided in Section 40(b) below.

(5)    “Ready for Occupancy” means the date that the tenant improvements in the applicable portion of the Premises are substantially complete in accordance with Exhibit C (consisting of the space plan and JPC Drawings) so that (A) Lessor has obtained final governmental inspection permitting occupancy, and (B) Lessee may use and occupy such portion of the Premises for the purpose for which the same were intended, subject to minor punchlist items that remain to be completed by Lessor.

(b)    Space Pocket. The “Space Pocket” shall mean the 7,505 square feet of area on the first floor of the Building shown as the Space Pocket on Exhibit B-4, which shall be part of the Premises. Notwithstanding the Commencement Date set forth in Section 4 of the Lease, Lessee’s obligation for the payment of Rental for the Space Pocket shall not commence until the earlier of: (i) April 1, 2003 (or, if later, one year after the Space Pocket is Ready for Occupancy); (ii) the date that Lessee commences to occupy and use any of the Space Pocket; or (iii) the date that Lessee exercises its right of first refusal pursuant to Section 40(o) below. Lessee shall give Lessor at least sixty (60) days’ prior written notice if Lessee intends to use and occupy the Space Pocket prior to April 1, 2003; provided, however, that Lessee shall have the right to occupy and use the Space Pocket space in two increments, with the first increment being for at least 50% of the rentable area of the Space Pocket, and the second increment being for the remainder of the Space Pocket, and if the Space Pocket is occupied or used in increments, Lessee shall pay Rental for such increments on a pro rata basis. Lessor may occupy and use the Space Pocket until the earlier of (i) sixty (60) days after written notice from Lessee that Lessee intends to use and occupy the Space Pocket; or (ii) April 1, 2003. If Lessor occupies the Space Pocket, Lessor shall be responsible for construction and installation of all demising partitions and security arrangements to separate the space from Lessee’s operations, and upon vacation of the Space Pocket Lessor shall be responsible for removal of such items and the restoration of the Space Pocket to the condition existing at the completion of Lessor’s Work.

(c)    Extension of Lease. The right to extend this Lease pursuant to Section 4 above shall not be assignable to any subtenant but shall be considered assigned to any assignee of this Lease under an assignment of the entire Lease by Lessee in compliance with Sections 20 and 40(i) of this Lease. The right to extend shall be for all or part of the Premises. Lessee shall give to Lessor written notice “Initial Notice” of Lessee’s election to so extend this Lease, and such written notice shall be delivered to Lessor on or before July 1, 2006. If Lessee does not desire to lease the entire Premises during the Extended Term, such notice shall contain a description of the exact location of the Premises that Lessee desires to lease during the Extended Term. Lessor shall have ten (10) days from receipt of said notice to approve or disapprove of the Premises specified. In the event Lessor disapproves of the Premises specified, Lessor shall deliver notice of the disapproval which states the reasons for disapproval (and Lessor’s reasons for disapproval must be reasonably based on the functionality of the portion of the Premises not intended to be renewed and Lessor’s expectations of its ability to relet such space) . Lessee shall then have five (5) days to resubmit a revised description of the Premises Lessee desires to lease during the Extended Term. This process shall continue until an agreement is reached. In the event that Lessor and Lessee are unable to agree upon the location of the Premises for the Extended Term within sixty (60) days after Initial Notice, there shall be no extension. If Lessee desires to lease the entire Premises during the Extended Term, then Lessor shall not have the right to approve or disapprove of the Premises specified, and the parties shall proceed to determine the Market Rate in accordance with Section 4 of this Lease.

(d)    Rent Credit. Lessor shall provide to Lessee a rent credit in the amount of $34,353.78, applicable against the first payments of Rental due hereunder until the rent credit is exhausted.

(e)    Early Termination Option. Lessee shall have the right to terminate this Lease on March 31, 2005, September 30, 2005, March 31, 2006, or September 30, 2006 (each an “Early Termination Date”). Lessee shall give written notice of Lessee’s election to terminate, and such written notice shall be delivered to Lessor at least six (6) months prior to the applicable Early Termination Date. Should Lessee elect to terminate this Lease, Lessee shall pay a termination fee “Early Termination Fee”, and the Early Termination Fee shall be delivered to Lessor at least ninety (90) days prior to the applicable Early Termination Date. If the Early Termination Fee is delinquent, then the Lease shall not be terminated until the next following Early Termination Date which is at least 90 days after the Early Termination Fee is paid. The Early Termination Fee shall consist of the sum of:

(1) The unamortized portion of Lessor’s out-of-pocket costs (“Lessor’s Work Costs”) incurred in connection with making the Premises available to Lessee pursuant to this Lease (including any expansion and/or increase of the Premises), such costs including but not limited to: costs of completing the tenant improvements, space planning and design fees, contractor’s fees and profits, sales taxes, insurance premiums for builder’s risk insurance in connection with such work, clean-up, computer or other telecommunications cabling work, permit fees, the cost of demolishing existing improvements, if any, leasing fees and commissions, and legal fees. The unamortized portion shall be determined by taking the total of such costs over the term of this Lease, and amortizing them from the date incurred (but not earlier than the Commencement Date) over the remaining initial term of this Lease using an assumed interest rate of eight percent (8%). No later than ninety (90) days after the completion of Lessor’s Work, Lessor shall deliver to Lessee a full and complete accounting of Lessor’s Work Costs, including full detail and background documentation reasonably requested by Lessee, for Lessee’s review and approval, together with an amortization schedule based on the final amount of Lessor’s Work Costs. So long as Lessee finds no reasonable basis on which to challenge such accounting or amortization schedule by providing written objection to Lessor within 30 days, this accounting shall be used by Lessee in determining the amount of any Early Termination Fee due hereunder.

Plus

(2) Seventy-five percent (75%) of the value of the rental abatement associated with the Space Pocket, which value shall be amortized over the final twenty-four (24) months of this Lease. By way of example, if the value of the rental abatement for the Space Pocket is $100,000 and the Early Termination Date is September 30, 2006, the Early Termination Fee shall include an additional $18,750 ($100,000 divided by 24 months, times 6 months then remaining, times 75%) for the value of the rent abatement for the Space Pocket.

(f)    Operating Expenses. Lessor shall use commercially reasonable best efforts to control increases in Operating Expenses throughout the Lease Term. In calculating Operating Expenses throughout the Lease Term, (i) property management fees included in Operating Expenses shall not be charged in excess of five percent (5%) of Basic Rental for the Building, (ii) capital improvements to the Building shall be straight-line amortized over the useful life of the improvement, and (iii) all of the following items shall be excluded from Operating Expenses:

(1) Costs for which Lessor is reimbursed by any tenant or occupant of the Building, by insurance, or by anyone else (other than reimbursement of Operating Expenses pursuant to triple net leases).

(2) Any bad debt loss, rent loss, or reserves for bad debts or rent loss.

(3) Costs associated with the operation of the business of the entity which constitutes Lessor (whether partnership, corporation, or other), including accounting, legal and general administrative expenses that are not costs of operating the Building.

(4) Wages and benefits of any employee who does not devote substantially all of his or her time to the Building, unless such wages and benefits are prorated to reflect time spent on operating and managing the Building.

(5) Late fees, fines and penalties, except to the extent caused by Lessee.

(6) Costs (including permit, license and inspection costs) incurred with respect to the installation of tenant improvements made for new tenants in the Building, or incurred in renovating or otherwise improving, decorating, painting or redecorating the space of tenants or other occupants of the Building.

(7) Expenses in connection with services or other benefits that are not provided to Lessee, except as provided to all tenants or the Building generally, or for which Lessee is charged directly but which are provided to another tenant or occupant of the building without a separate charge.

(8) Costs paid to Lessor or to affiliates of Lessor for services in the Building, including management fees, to the extent the same exceed or would exceed the costs for such services if provided by unaffiliated third parties on a competitive basis.

(9) Rentals and other related expenses incurred in the leasing of air conditioning systems, elevators or other equipment that would ordinarily be considered capital expenses if purchased, excluding equipment not affixed to the Building that is used in providing janitorial or similar services.

(10) Costs arising from Lessor’s political or charitable contributions.

(11) Costs for sculpture, paintings, or other art objects, other than costs related to ordinary maintenance and security.

(12) Cost of ownership such as ground lease payments, principal, amortization payments and interest charges in connection with Lessor’s mortgage financing or other borrowing.

(g) HVAC. The HVAC system will programmed to be operational and available to the Premises twenty-four hours per day and Lessee shall be entitled to schedule the operating hours for the HVAC system serving the Premises in its sole discretion; however, any hours in excess of normal Building Hours shall be paid for by Lessee as a Special Building Operating Expense. The cost of such after hours HVAC service shall be equal to Lessor’s actual costs of providing such service, including additional system usage, and no profit shall be charged by Lessor on such amounts.

(h)    Parking. Lessor shall provide a minimum of 3.7 stalls per 1,000 RSF for Building parking, which Lessee’s employees and invitees shall be entitled to use at no additional cost to Lessee during the initial Term and the Extended Term. There shall be no assigned, marked, or reserved stalls, except that five stalls shall be marked “HouseValues Visitor”. In the event Lessee requests additional parking stalls, and if Lessor is able to provide additional parking, Lessee shall reimburse Lessor for the lower of market-rate cost or Lessor’s actual out-of-pocket cost of providing such extra parking (whether by re-striping, improvements, valet or other parking services, or otherwise). Lessee and Lessor agree to cooperate in order that any parking problems shall be solved as cost effectively and expeditiously as possible, and Lessor shall use reasonable efforts to protect the parking from use by patrons or customers of the neighboring properties.

(i)    Assignment and Subletting. In the event of any assignment by Lessee that is permitted in this Lease, the assignee shall deliver to Lessor a counterpart original of a document reasonably satisfactory to Lessor whereby such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee’s part from and after the effective date of such assignment.

In the event Lessee requests Lessor’s consent to a proposed sublease (other than a sublease of individual offices within the Premises to any sub-agent or client with whom Lessee has a then-existing and continuing business relationship) during the Lease Term for more than fifty percent (50%) of the Premises, Lessor shall have the right to elect to terminate this Lease as to the space proposed to be so subleased (a “recapture”), and this Lease will remain in effect for the remaining portion of the Premises, with the rentable area in Section 1 and the Basic Rental in Section 5, and the Percentage Share in Section 6 adjusted to apply to the remaining portion of the Premises. Any sublease agreement entered into by Lessee shall be subject to this provision. In the event. Lessor elects to exercise its right to terminate this Lease with respect to a portion of the Premises, Lessor shall give Lessee ten (10) days’ prior written notice thereof and during such ten (10) day period Lessee may elect to cancel the sublease to avoid the recapture. If the Lessor recaptures space, Lessor at its sole cost and expense shall construct demising walls and make all necessary improvements to separate the recaptured space from the Premises.

If an assignment or sublease is consented to by Lessor, then the Lessee shall pay all of Lessee’s out-of-pocket costs incurred in connection therewith (including any lease commissions and lease concessions), and the assignment or sublease shall state that all payments from the assignee or sublessee shall be paid directly to Lessor. In connection with a permitted assignment or sublease:

(1) So long as the Lessee is not in default beyond applicable notice and cure periods under this Lease, Lessor shall grant to Lessee a credit against the monthly Rental due under this Lease in the amount of the Rental actually received by Lessor under the assignment or sublease for that month, calculated on a per rentable square foot basis, and based upon the portion of the Premises covered by the assignment or sublease. The maximum credit for any month under this subsection (1) shall be equal to the per rentable square foot Rental due under this Lease. (By way of example only, if the then applicable monthly Rental under this Lease is $2.50 per rentable square foot, and there is a sublease providing for monthly Rental of $2.75 per rentable square foot, then the maximum monthly credit under this subsection (1) shall be $2.50 per rentable square foot times the number of rentable square feet covered by the sublease, and with the credit being applicable only once the payment is received by Lessor from the sublessee or assignee.) If in any month Lessee is entitled to a credit under this subsection (1), but the credit arises after the Lessee has paid in full the Rental due under this Lease for that month, then Lessor shall pay to Lessee the amount of the credit within five (5) business days after the date that the payment is received by Lessor from the assignee or sublessee.

(2) So long as the Lessee is not in default under this Lease beyond applicable notice and cure periods, if the Rental received by Lessor from an assignee or sublessee under the assignment or sublease exceeds the per rentable square foot Rental (based upon the portion of the Premises covered by the assignment or sublease) due under this Lease, then Lessor shall pay to Lessee all of such excess until such time as Lessee has first recovered all costs incurred in effecting the assignment or sublease, and then Lessor shall pay to Lessee fifty percent (50%) of such excess, with such payments being due within five (5) business days after the date that they are received by Lessor.

No assignment or sublease, whether or not permitted, nor Lessor’s consent thereto, shall operate to release Lessee from liability under this Lease.

Notwithstanding anything to the contrary contained in this Lease: In the event that Lessee “goes public,” such public sale of stock shall not be considered an assignment of the Lease pursuant to Section 20. Lessee shall have the right, without Lessor’s consent, to assign this Lease to any entity into which or with which Lessee merges or consolidates and to any parent, subsidiary, or affiliated entity, provided that the entity resulting from such merger or consolidation shall have a net worth not less than Lessee’s before the merger, and provided further that any such assignee shall deliver to Lessor a counterpart original of a document reasonably satisfactory to Lessor whereby such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee’s part from and after the effective date of such assignment. It shall not be an assignment of this Lease if Lessee’s stock is sold to its employees in connection with any employee compensation plan or to any entity with a net worth at least equal to Lessee’s at the time of the transfer of the stock, and such stock transfers shall not be considered in calculating the sale of Lessee’s stock under Section 20. Lessee shall not be released from its liabilities and obligations hereunder by any such assignment. No such event or transaction shall effect or allow any change in any term or provision of this Lease or allow Lessor to terminate this Lease.

(j)    Signage. Lessor shall provide a standard building directory and suite entry signage for the Premises to match Lessee’s new logo and Lessor shall modify the exterior building signage and monument signage to match Lessee’s new logo, without additional charge to Lessee. Lessor shall, without additional charge to Lessee, also install an identifying sign behind the reception area in the New First Floor Space which is substantially the same as the identifying sign behind the reception area in the Current Second Floor Space. So long as Lessee has leased in excess of 50% of the rentable square feet in the Building, Lessor shall not allow any other tenant to install or place a sign on the exterior of the Building, and any “for rent” or “for sale” signs to be put up by Lessor under Section 29 shall not be placed on the Building.

(k)    Card Keys. Lessor shall provide security access cards to Lessee’s current and future employees at no additional charge except that

Lessee shall reimburse Lessor for the actual cost of any replacement cards issued. Lessee shall have the right to control the programming and operations of the card access system, provided that Lessee will reasonably cooperate with other tenants in the Building in order to coordinate the operations of such security system.

(1) Hours; Access; Security. Normal Building hours shall be 7:00 AM to 6:00 PM, Pacific Time, Monday through Friday; and 8:00 AM to 12:00 PM Saturdays, excluding holidays recognized by Lessee (Lessee shall give at least one week’s advance written notice if Lessee does not recognize a standard national holiday). Lessee shall have access to the Premises (including the communications closet) 24 hours per day, seven days per week, 365 days per year (subject to emergency, hazardous situations, or Building damage). Lessee may provide additional security measures for the Building at Lessee’s cost, but such measures are subject to Lessor’s approval and must be coordinated with Lessor’s security measures.

(m) Communication Dishes. Lessee shall have the right, at its sole cost and expense (but without the payment of any Additional Rental) to install up to two (2) communication dishes for its own use on the roof of the Building. Lessor shall have reasonable approval rights as to the proper placement of said equipment, however Lessor shall provide locations that permit proper orientation and operation of the dishes. Lessee may not rent equipment on the roof or the use of any equipment on the roof. Notwithstanding the foregoing, Lessee shall not penetrate the roof without Lessor approval. Any roof penetration shall be made only by Lessor’s approved contractors.

(n) Cable; Conduits. Lessee shall have the right, at its sole cost and expense (but without the payment of any Additional Rental) to install cable and conduits from the Building’s ground floor and the roof to the Premises. The locations shall be subject to Lessor’s approval and such installation shall not interfere with the rights and premises of any other Building tenants. Notwithstanding the foregoing, Lessee shall not penetrate the roof without Lessor approval. Any roof penetration shall be made only by Lessor’s approved contractors. Any such installations shall be removed from the Premises by Lessee upon expiration or sooner termination of this Lease in which event all damage to the Building occasioned by the removal thereof shall be repaired by Lessee at Lessee’s sole expense.

(o) Right of First Refusal. Provided that Lessee is not then in default beyond applicable notice and cure periods of any provisions of this Lease, Lessee shall have a continuous right of first refusal with respect to any additional space “Additional Space” proposed to be leased by Lessor to third party tenants on the first floor of the Building. The Additional Space is identified on Exhibit B-5. If Lessor receives an offer “Offer” to lease any of the Additional Space at a Rental, Lease Term, and other economic terms (the “ROFR Terms”) acceptable to Lessor for the Additional Space, Lessor shall give a copy of the signed letter of intent containing the ROFR Terms to Lessee and Lessee shall have five (5) business days thereafter in which to notify Lessor that it elects to take the Additional Space on the ROFR Terms, with the ROFR Terms applicable to the Additional Space on the exact terms as the Offer. If Lessor shall so notify Lessee and Lessee shall fail to notify Lessor of its election within such five (5) business day period, or if Lessee shall timely elect to take the Additional Space on the ROFR Terms but shall fail to execute an amendment to this Lease to add the Additional Space within seven (7) business days after presentation of such amendment by Lessor, Lessor shall thereafter be free to lease the Additional Space to the third party making the Offer on the same terms and conditions set forth in Offer. In the event Lessee exercises its right of first refusal hereunder, Lessee shall at that time commence paying rent on the entire Space Pocket at the Basic Rental rate set forth in Section 5, if Lessee has not otherwise done so.

(p) Compliance with Laws. Lessor represents and warrants that, as of the commencement date of this Lease, the Building is in material compliance with all statutes, ordinances, rules, orders, and regulations governing the use of the Building as such laws, ordinances, rules, orders and regulations are currently in effect. Subject to Section 6, Lessor shall cause the Building to remain in compliance with all statutes, ordinances, rules, orders and regulations governing the use of the Building. Lessor represents and warrants that the parking facilities and all exterior improvements, walkways, doors, doorways, lobbies, elevators, toilet rooms, an other common and public facilities are currently in material compliance with the Americans with Disabilities Act requirements for public accommodation, and any state or local law of similar purpose, and shall defend, indemnify and hold harmless Lessee against any claim, cost or expense arising out of such warranty not being true.

(q) Termination of Sublease and Prior Lease. Effective upon the Commencement Date of this Lease, the parties agree that that certain Sublease dated as of August 23, 2000, between Webforia, Inc., as Sublandlord, and Lessee, as Subtenant, as amended by First Amendment to Sublease dated October 11, 2000, and Assignment of Interest in Sublease dated December 18, 2000 (whereby the Sublandlord’s interest in the Sublease was assigned to Lessor) (as so amended, the “Sublease”), shall be terminated and of no further force or effect. Immediately thereafter, Lessor shall return to Lessee the letter of credit held by Lessor as a security deposit under the Sublease. Lessor acknowledges and confirms that upon the termination of the Sublease, the Commercial Lease dated June 14, 1999, as amended, between Lessor and Webforia, Inc. shall also be terminated and of no further force or effect.

(r) Confidentiality. Any information about Lessee’s finances gained from financial statements, inspections, or audits furnished to or conducted by or on behalf of Lessor shall be confidential and shall not be disclosed by Lessor other than to carry out the purposes hereof (unless such information has already been disclosed and made nonconfidential by Lessee or other parties); provided, however, Lessor shall be permitted to divulge the contents of any such statements in connection with financing arrangements or assignments of Lessor’s interest in the Premises or in conjunction with any administrative or judicial proceeding in which Lessee or Lessor is involved and where Lessor is required to divulge such information, provided that Lessor notifies the recipients that they are bound by this confidentiality clause. The terms of this Lease are confidential to the extent permitted under applicable law, and Lessee shall not disclose them to other tenants in the Building.

(s) Lessor Default. Lessor’s failure to perform or observe any of its obligations under this Lease within thirty (30) days after receipt of written notice from Lessee setting forth in reasonable detail the nature and extent of the failure (or if more than thirty (30) days is required to cure the breach, Lessor’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion) shall constitute a default (“Lessor Default”) . Any notices given by Lessee hereunder shall also be delivered simultaneously to the holder of any mortgage, the name and address of which have been provided to Lessee, and such holder shall have the right to cure such Lessor Default on Lessor’s behalf. If Lessor commits a Lessor Default, Lessee may, without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law, at any time thereafter: Cure the Lessor Default for the account of the Lessor, and any amount paid or any contractual liability incurred by Lessee in so doing shall be deemed paid or incurred for the account of Lessor, and Lessor shall reimburse Lessee promptly after receipt of paid invoices. If Lessor fails to reimburse Lessee for any such sum within twenty (20) days after delivery of invoices, Lessee may commence an action to collect such sum, plus interest at the rate of fourteen percent (14%) per annum from the date of final judgment until paid. Lessee shall not be entitled to offset against rent until Lessee obtains a judgment against Lessor.

(t) Reasonable Consent. Except where expressly provided for to the contrary, whenever under this Lease any party is required to or may give or withhold its consent or approval, or do or perform any act or exercise its discretion, the giving or withholding of such consent, taking or performance of such action or exercise of such discretion shall be reasonable in the circumstances.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED effective as of the date first above written.

LESSEE:		LESSOR:

HouseValues.com, Inc., a Washington corporation		15 LAKE BELLEVUE, LLC, a Washington limited liability company

By:	/s/ Jo Powell	By:	/s/ Jeffrey E. Hamilton
	Name: Jo Powell		Jeffrey E. Hamilton,
	Title: Treasurer		Chief Financial Officer

STATE OF WASHINGTON	)
	)	ss.
County of King	)

I certify that I know or have satisfactory evidence that Jeffrey E. Hamilton is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of 15 LAKE BELLEVUE, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this 20 day of March, 2002.

[SEAL]	/s/ Jennifer Whitehouse
Notary Public in And For the State of Washington,
residing at King County
Name (printed or typed): Jennifer Whitehouse
My appointment expires: January 17, 2005

STATE OF WASHINGTON	)
	)	ss.
County of King	)

I certify that I know or have satisfactory evidence that Jo Powell is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Treasurer of HOUSEVALUES.COM, Inc., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this 20 day of March, 2002.

[SEAL]	/s/ Jennifer Whitehouse
Notary Public in And For the State of Washington,
residing at King County
Name (printed or typed): Jennifer Whitehouse
My appointment expires: January 17, 2005